Exhibit 10.4.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

ADDENDUM TO MORTGAGE WAREHOUSE AGREEMENT

(New York Committed Facility)

THIS ADDENDUM TO MORTGAGE WAREHOUSE AGREEMENT (this “Addendum”) is made and entered into by the undersigned executing this Addendum as “Seller” and TEXAS CAPITAL BANK, NATIONAL ASSOCIATION (“Bank”), and is effective as of the Effective Date.

RECITALS

A.

Seller and Bank have entered into, or are otherwise bound under, that certain Mortgage Warehouse Agreement (as modified or amended from time to time prior to the Effective Date, and including all addenda and exhibits to each of the foregoing, the “Warehouse Agreement”) entered into as of AUGUST 5, 2020, which governs a mortgage warehouse facility (the “Warehouse Facility”) pursuant to which (prior to the modifications and amendments made pursuant to this Addendum) Bank may elect, subject to the provisions of the Warehouse Agreement, to purchase Participation Interests in certain Mortgage Loans pursuant to the Warehouse Agreement.

B.

Seller is active in the business of originating Mortgage Loans, including in the State of New York. The State of New York currently requires that Seller maintain a committed warehouse facility in an amount not less than $1,000,000.00 in order to maintain Seller’s license in the State of New York to engage in the business of mortgage banking (the “New York Committed Facility Requirement”).

C.

Seller and Bank now desire to supplement, modify and amend certain terms and provisions of the Warehouse Agreement to provide for the Committed Facility Amount, as more particularly described herein. Accordingly, subject to the terms of this Addendum and the Warehouse Agreement (as modified and amended by this Addendum), Bank will from time to time during the term of the Warehouse Agreement purchase Participation Interests from Seller in Eligible Mortgage Loans having a total aggregate amount of related Purchase Prices of at least the Committed Facility Amount.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, the covenants, representations, warranties and/or agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

1.

Defined Terms. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Warehouse Agreement.

2.

Committed Facility.

(a)       A portion of the Maximum Participation Amount of the Warehouse Facility, in the amount of $1,000,000.00 (the “Committed Facility Amount”), is a committed facility (the “Committed Facility”) under the Warehouse Facility for the purchase by Bank from Seller of Participation Interests pursuant to the provisions of Section 2(b) of this Addendum. Accordingly, subject to the provisions of Section 2(b) of this Addendum, Bank agrees that it will from time to time during the term of the Warehouse Agreement purchase Participation Interests from Seller in Eligible Mortgage Loans having a total aggregate amount of related Purchase Prices of at least the Committed Facility Amount. Notwithstanding anything herein to the apparent contrary, the remaining portion of the Maximum Participation Amount of the Warehouse Facility (which does not constitute part of the Committed Facility) shall not, and does not, constitute a committed facility.

(b)       Bank shall purchase, under the Committed Facility, Participation Interests in Eligible Mortgage Loans having a total aggregate amount of related Purchase Prices not exceeding the Committed Facility Amount, provided that the purchase of each Participation Interest under the Committed Facility shall be subject to the following: (i) prior to the Advance Request Termination Date, Bank shall have received a Request from Seller to purchase such Participation Interest under the Committed Facility of a Participation at least one (1) Business Day prior to the date of the related Advance and otherwise pursuant to the provisions of the Warehouse Agreement; (ii) no Event of Default has occurred; (iii) all of the other provisions of the Warehouse Agreement for the purchase of such Participation Interests (other than the provisions of Section 2.2 of the Warehouse Agreement) shall have been satisfied; and (iv) the Advance under the Committed Facility for the purchase of such Participation Interest shall be made in accordance with the provisions of Section 2(c) of this Addendum and the other provisions of the Warehouse Agreement.

(c)       Seller shall, at least one (1) Business Day prior to the date of each proposed Advance under the Committed Facility, deliver to Bank a Request and such other documents and information required under the Warehouse Agreement for such Advance. The proceeds of an Advance under the Committed Facility must be used by Seller to fund the origination (or, if permitted under the Warehouse Agreement, acquisition) of the related Eligible Mortgage Loan. The proceeds of an Advance under the Committed Facility shall be disbursed by wire transfer per wire instructions delivered to Bank for the net amount necessary to close (or, if permitted under the Warehouse Agreement, acquire) the related Eligible Mortgage Loan, as more particularly set forth in the Warehouse Agreement. An Advance under the Committed Facility will be made to the applicable closing agent constituting the Funding Recipient for the sole purpose of wet funding (or, if permitted under the Warehouse Agreement, acquiring) the related Eligible Mortgage Loans made to third parties which are secured by one-to-four family residential properties. Bank is not obliged to make any Advance under the Committed Facility if a condition or event exists which could constitute a Default. As used herein, “wet funding” means that closing funds are available for distribution at the closing of the applicable Eligible Mortgage Loan.

3.             Termination. This Addendum shall automatically terminate, without any notice to or action by any party, upon such time as Seller shall no longer be required to comply with the New York Committed Facility Requirement. For the avoidance of doubt, this Addendum shall also terminate on the Agreement Termination Date.

4.             Miscellaneous.

(a)       Effective as of the Effective Date, the Warehouse Agreement and the other Warehouse Documents are hereby supplemented, amended and modified as provided herein. The provisions of this Addendum supersede, modify and amend any and all inconsistent or conflicting provisions in the Warehouse Agreement and the other Warehouse Documents. Except as hereby supplemented, amended or modified, the Warehouse Agreement and the other Warehouse Documents shall remain in full force and effect.

(b)       Seller represents and warrants that it has the power and authority required to enter into and perform its obligations under this Addendum and to make the agreements set forth herein. This Addendum represents the entire agreement between Bank and Seller regarding the subject matter dealt with herein, and it may not be modified, amended or discharged except by written amendment executed by Seller and Bank. The terms and provisions of this Addendum shall be binding upon any successors and assigns of Seller permitted pursuant to the terms of the

Warehouse Agreement and shall benefit the successors and assigns of Bank. This Addendum may be executed in multiple counterparts, each to constitute a separate agreement, but all, taken together, to constitute one and the same agreement. This Addendum shall be governed by and construed in accordance with Texas law and applicable federal law.

(c)       The liability of all Persons obligated to Bank in any manner under this Addendum shall be joint and several. If more than one Person shall execute this Addendum as “Seller”, then the term “Seller” as used herein shall refer both to each such Person individually and to all such Persons collectively.

(d)       THIS WRITTEN AGREEMENT AND THE OTHER WAREHOUSE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow]

EXECUTED to be effective as of the Effective Date.

SELLER:

HOME POINT FINANCIAL CORPORATION, A NEW JERSEY CORPORATION

By:	/s/ Joseph Ruhlin
Name:	Joseph Ruhlin
Title:	Treasurer

* * *

STATE OF	MICHIGAN	§
§
COUNTY OF	WASHTENAW	§

This document was acknowledged before me on the 2nd day of September, 2020, by JOSEPH RUHLIN, TREASURER of HOME POINT FINANCIAL CORPORATION, A NEW JERSEY CORPORATION, known to me to be the person who executed this document in the capacity and for the purposes therein stated.

[***]
Notary Public, State of Michigan

My commission expires:
8/26/22

[NOTARY STAMP]

[***]

Notary Public, State of Michigan

County of Oakland

My Commission Expires [***]

Acting in the County of Washtenaw [Bank’s Signature Page Follows]

ACCEPTED AND AGREED to by Bank at Richardson, Collin County, Texas, and executed to be effective as the Effective Date.

BANK:

TEXAS CAPITAL BANK,
NATIONAL ASSOCIATION

By:	/s/ Heather Crawford
Name:	Heather Crawford
Title:	Vice President